Exhibit 3.1

*090203*

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov	Filed in the office of	Document Number
20140504017-84
Filing Date and Time
Certificate of Amendment	Ross Miller	07/14/2014 8:00 AM
(PURSUANT TO NRS 78.385 AND 78.390)	Secretary of State	Entity Number
	State of Nevada	C10208-2002

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

WIN GLOBAL MARKETS, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article 1

“The name of the corporation shall be EZTrader, Inc.”

Article 3

“The capital stock shall consist of 300,000,000 shares, par value of $0.001.”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes of series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:                                    51.35%

4. Effective date and time of filling: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After Revised: 11-27-13